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                                                                     EXHIBIT 5.1

                                     [LETTERHEAD]

                         HALE, LANE, PEEK, DENNISON, HOWARD,
                                  ANDERSON AND PEARL
                         100 West Liberty Street, 10th Floor
                                    P.O. Box 3237
                                  Reno, Nevada 89501
                    (702) 786-7900 Phone (702) 786-6179 Facsimile


                                  September 26, 1997


Vanderbilt Gold Corporation
4625 Wynn Road, Suite 103
Las Vegas, NV  89103

    RE:  REGISTRATION STATEMENT ON FORM S-8

Gentlemen:

    We have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of a total of 500 shares of your Common Stock (the "Shares") reserved for issuance upon exercise of stock options issued or to be issued under the 1989 Stock Option Plan, as amended, of Vanderbilt Gold Corporation (the "Plan"). As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares.

    It is our opinion that upon conclusion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares, and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares when issued and sold in the manner described in the Plan and the Registration Statement will be legally and validly issued, fully paid and non-assessable.

    We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and in any amendment thereto.

                                  Sincerely,

                                  Hale, Lane, Peek, Dennison, Howard,
                                       Anderson and Pearl

                                  /s/ Hale, Lane, Peek, Dennison, Howard,
                                       Anderson and Pearl